As filed with the Securities and Exchange Commission on March 18, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	85-3383487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18105 SE Mill Plain Blvd Vancouver, WA	98683
(Address of Principal Executive Offices)	(Zip Code)
Absci Corporation 2021 Stock Option and Incentive Plan
Absci Corporation 2021 Employee Stock Purchase Plan
(Full title of the plans)
Sean McClain
Founder and Chief Executive Officer
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Name and address of agent for service)
(360) 949-1041
(Telephone number, including area code, of agent for service)

Copies to:

Kingsley Taft Maggie Wong Goodwin Procter LLP 525 Market Street San Francisco, CA 94105 (415) 733-6000	Zachariah Jonasson Chief Financial Officer and Chief Business Officer Absci Corporation 18105 SE Mill Plain Blvd Vancouver, WA 98683 (360) 949-1041
 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers (i) 5,768,113 additional shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”) under the Absci Corporation 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) 1,153,622 additional shares of Common Stock under the Absci Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

The number of shares of Common Stock reserved and available for issuance under the 2021 Plan is subject to an automatic annual increase on each January 1, beginning January 1, 2022, by an amount equal to the lesser of: (i) 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (ii) such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2021 Plan). The number of shares of Common Stock reserved and available for issuance under the 2021 ESPP is subject to an automatic annual increase on each January 1, beginning January 1, 2022 and each January 1 thereafter through January 1, 2031, by an amount equal to the lesser of: (i) 1,807,500 shares of Common Stock, (ii) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (iii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2021 ESPP). Accordingly, on January 1, 2024, the number of shares of Common Stock reserved and available for issuance under the (i) 2021 Plan increased by 5,768,113 and (ii) 2021 ESPP increased by 1,153,622. The additional shares are of the same class as other securities relating to the 2021 Plan and 2021 ESPP for which the Registrant’s registration statements filed on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2021 (File No. 333-258209), on March 22, 2022 (File No. 333-263772), on March 30, 2023 (File No. 333-270995) and on March 21, 2024 (File No. 333-278140), are effective, which registration statements are hereby incorporated by reference pursuant to General Instruction E, except to the extent supplemented, amended or superseded by the information set forth herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this registration statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Absci Corporation (filed as Exhibit 3.1 to the Form 8-K, File No. 001-40646, filed by Absci Corporation on June 16, 2023 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Absci Corporation (filed as Exhibit 3.1 to the Form 8-K, File No. 001-40646, filed by Absci Corporation on December 15, 2022 and incorporated herein by reference).

4.3
Investors’ Rights Agreement by and among the Registrant and certain of its stockholders dated October 19, 2020 (filed as Exhibit 4.2 to the Form S-1, File No. 333-257553, filed by Absci Corporation on June 30, 2021 and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Form S-1, File No. 333-257553, filed by Absci Corporation on July 19, 2021).

4.5
Description of Securities (filed as Exhibit 4.3 to the Form 10-K for the year ended December 31, 2021, File No. 001-40646, filed by Absci Corporation on March 22, 2022 and incorporated herein by reference).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

99.1
2021 Stock Option and Incentive Plan and forms of award agreements thereunder (filed as Exhibit 10.2 to the Form 10-K for the year ended December 31, 2023, File No. 001-40646, filed by Absci Corporation on March 21, 2023 and incorporated herein by reference).

99.2	2021 Employee Stock Purchase Plan (filed as Exhibit 10.3 to the Form S-1, File No. 333-257553, filed by Absci Corporation on July 15, 2021 and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Washington, on this 18th day of March, 2025.

ABSCI CORPORATION

By:	/s/ Sean McClain
	Name:	Sean McClain
	Title:	Founder and CEO

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Sean McClain and Zachariah Jonasson as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Sean McClain	Founder, CEO and Director (Principal Executive Officer)	March 18, 2025
Sean McClain

/s/ Zachariah Jonasson	Chief Financial Officer and Chief Business Officer (Principal Financial Officer)	March 18, 2025
Zachariah Jonasson, Ph.D.

/s/ Todd Bedrick	Chief Accounting Officer (Principal Accounting Officer)	March 18, 2025
Todd Bedrick

/s/ Frans van Houten	Chair of the Board	March 18, 2025
Frans van Houten, MSc

/s/ Karen McGinnis	Director	March 18, 2025
Karen McGinnis, C.P.A

/s/ Amrit Nagpal	Director	March 18, 2025
Amrit Nagpal

/s/ Menelas Pangalos	Director	March 18, 2025
Prof Sir Menelas Pangalos, Ph.D.

/s/ Daniel Rabinovitsj	Director	March 18, 2025
Daniel Rabinovitsj

/s/ Joseph Sirosh	Director	March 18, 2025
Joseph Sirosh, Ph.D.